SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 5, 2002


                             Cox Technologies, Inc.
             (Exact name of registrant as specified in its charter)


       North Carolina                  0-08006                  86-0220617
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)           Identification No.)           File Number)


     69 McAdenville Road, Belmont, North Carolina            28012-2434
       (Address of principal executive offices)              (Zip Code)


        Registrant's telephone number, including area code (704) 825-8146


                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Cox Technologies, Inc. (the "Company") disclosed in its Form 10-K for the fiscal year ended April 30, 2002, that its entire Vitsab(R) operation was largely dependent on one customer and that management could not, at that time, predict whether that customer's pilot program would be successful or if that customer would continue to use the Vitsab(R) product. On September 5, 2002 the Company received notification from that customer it was not going to continue with the pilot program. The Company also received notification from the largest user of Vitsab(R) products in that customer's pilot program that they will continue to purchase and use the Vitsab(R) product in their operations.

Although the Company continues to manufacture and sell its Vitsab(R) products to the largest user in the pilot program and other smaller-volume customers, management cannot predict how long it will continue to manufacture and sell the Vitsab(R) products.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The forward-looking statements made above and identified by the words "expect," "should," "would" and "will" reflect the Company's reasonable judgments with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such factors include but are not limited to changes in tax laws, recessionary or expansive trends in the Company's markets, inflation rates and regulations and laws which affect the Company's ability to do business in its markets may also impact the outcome of the forward-looking statements.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       COX TECHNOLOGIES, INC.


Date: September 10, 2002               By: /s/ Jack G. Mason
                                           -------------------------------------
                                           Jack G. Mason
                                           Chief Financial Officer and Secretary

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